Exhibit 11.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 23, 2026, with respect to the consolidated financial statements of Rise Companies Corp. and its subsidiaries, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the Offering Circular.

Philadelphia, Pennsylvania
August 11, 2026